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                                                                    EXHIBIT 23.2


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our reports included in the Company's Registration Statement (Form S-1, No. 331-31539) and to all references to our firm included in or incorporated by reference into this Registration Statement.

                                    /s/ Arthur Andersen LLP

Atlanta, Georgia
September 22, 1997